Exhibit 10.4.3

LIMITED WAIVER WITH RESPECT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENTS
This Limited Waiver with respect to Amended and Restated Master Repurchase Agreements, dated as of July 7, 2017 (this “Limited Waiver”) among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its CAYMAN ISLANDS BRANCH (“CS Cayman”), ALPINE SECURITIZATION LTD (“Alpine” and, together with CS Cayman, the “Buyers” and with the Administrative Agent, “Buyer Parties”), DITECH FINANCIAL LLC (“Ditech”), REVERSE MORTGAGE SOLUTIONS, INC. (“RMS”), RMS REO CS, LLC (“RMS REO” and, collectively with RMS and Ditech, the “Seller Parties”) and WALTER INVESTMENT MANAGEMENT CORP. (the “Guarantor”).
RECITALS
WHEREAS, (i) the Buyer Parties and Ditech are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Repurchase Agreement”), (b) Amended and Restated Pricing Side Letter, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Pricing Side Letter”) and (ii) the Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Guaranty” and, collectively with the Ditech Repurchase Agreement, the Ditech Pricing Side Letter and the Program Agreements (as such term is defined in the Ditech Repurchase Agreement), the “Ditech Transaction Documents”), dated as of November 18, 2016, by the Guarantor in favor of Administrative Agent for the benefit of the Buyers.
WHEREAS, (i) the Buyer Parties, RMS and RMS REO are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of February 21, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Repurchase Agreement”) and (b) Amended and Restated Pricing Side Letter, dated as of February 21, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Pricing Side Letter”) and (ii) the Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Guaranty” collectively with the RMS Repurchase Agreement, the RMS Pricing Side Letter and the Program Agreements (as such term is defined in the RMS Repurchase Agreement), the “RMS Transaction Documents”, and, together with the Ditech Transaction Documents, the “Transaction Documents”), dated as of February 21, 2017, by the Guarantor in favor of Administrative Agent for the benefit of the Buyers. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Ditech Transaction Documents or the RMS Transaction Documents, as the context requires.
WHEREAS, each of Guarantor, Ditech and RMS may be required to restate (the “Restatement”) its financial statements for the fiscal quarters ended June 30, 2016 and September 30, 2016, its financial statements for the fiscal year ended December 31, 2016, and its financial statements for the fiscal quarter ended March 31, 2017 (collectively, the “Specified Financial

Statements” and after giving effect to the Restatement, such Specified Financial Statements as so restated, the “Restated Financial Statements”) as a result of certain errors relating to how the Guarantor, Ditech and RMS performed their calculations to determine the valuation allowance for its deferred tax asset;
WHEREAS, pursuant to (a) the Limited Waiver with respect to Amended and Restated Master Repurchase Agreements, dated as of May 29, 2017 (the “First Initial Waiver”), the Seller Parties, the Guarantor and the Buyer Parties agreed to waive, during the period beginning on May 31, 2017 and ending on June 9, 2017, certain provisions of the Transaction Documents, subject to the terms and conditions set forth therein, and (b) the Limited Waiver with respect to Amended and Restated Master Repurchase Agreements, dated as of June 9, 2017 (the “Second Initial Waiver” and, together with the First Initial Waiver, the “Initial Waivers”), the Seller Parties, the Guarantor and the Buyer Parties agreed to waive, during the period beginning on June 9, 2017 and ending on July 7, 2017, certain provisions of the Transaction Documents, subject to the terms and conditions set forth therein, in each case, concerning matters involving or relating to the Specified Periodic Financial Statements (as defined below);
WHEREAS, the Seller Parties, the Guarantor and the Buyer Parties have agreed to extend such waiver period subject to the terms and conditions set forth herein;
WHEREAS, the Administrative Agent, acting at the direction of the Buyers, has agreed to enter into this Limited Waiver on the terms set forth herein; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Limited Waivers.
(a)    The Buyer Parties acknowledge and agree that, from the period beginning on the Effective Date (as defined below) and ending at 11:59 p.m. (EDT) on July 31, 2017 (the “Expiration Date”), and notwithstanding anything to the contrary in the Transaction Documents and subject to Sections 3 and 4 hereof, (i) the Restatement shall be permitted and there shall be no default, event of default, amortization event, termination event or similar event or other condition however styled or denominated, in any such case, under any Transaction Document, whether past, present or future, solely as a result of or arising solely from the Restatement (a “Default Event”) including, without limitation, any Default Event triggered pursuant to Section 15(b) of the Ditech Repurchase Agreement or Section 15(b) of the RMS Repurchase Agreement due to a default, event of default, amortization event, termination event or similar event or condition however styled or denominated, in any such case solely resulting or arising solely from the Restatement, and (ii) there shall be no Default Event solely as a result of or arising solely from (x) any breach of any representation or warranty made prior to the Effective Date relating to the Specified Financial Statements or any monthly financial statements delivered under any Program Agreement during the period from and including January 1, 2016 to the Expiration Date (the “Specified Monthly Financial Statements” and, together with the Specified Financial Statements, the “Specified Periodic Financial Statements”) (including, without limitation, as part of any certification, report or statement made pursuant to or in connection with the delivery of the Specified Periodic Financial Statements) or any such representation or warranty proving to be untrue or incorrect relating to the Specified Periodic Financial Statements, or (y) the failure to deliver notice of any Default Event relating to the Specified Periodic Financial Statements or any action taken or any other failure to take action while any such Default Event relating to the Specified Periodic Financial Statements or the Restatement to the extent that such action or failure to take action would have been permitted but for the existence of such Default Event, and in each case of the foregoing clauses (i) and (ii), any such Default Event is expressly waived by the Buyer Parties solely for the period on the Effective Date through the Expiration Date.
(b)    Notwithstanding anything in the Transaction Documents to the contrary, upon the occurrence of a Ditech Cease Funding Event (as such term is hereinafter defined), Administrative Agent shall not be under any obligation to enter into any Transaction under the Ditech Repurchase Agreement, including any otherwise committed portion thereof, with Seller Parties, Guarantor or any Affiliate thereof.
(c)    Notwithstanding anything in the Transaction Documents to the contrary, upon the occurrence of an RMS Cease Funding Event (as such term is hereinafter defined), Administrative Agent shall not be under any obligation to enter into any Transaction under the RMS Repurchase Agreement, including any otherwise committed portion thereof, with Seller Parties, Guarantor or any Affiliate thereof.
(d)    Notwithstanding anything in the Transaction Documents to the contrary, in the event RMS does not receive the waivers with substantially the same effect as this Limited Waiver and relating to any event of default triggered as a result of the Specified Periodic Financial Statements or the Restatement from the counterparties with whom RMS has an additional warehouse or repurchase facility in a combined amount at least equal to the Maximum Aggregate Purchase Price, Administrative Agent shall not be under any obligation to enter into any Transaction under the RMS Repurchase Agreement, including any otherwise committed portion thereof, with Seller Parties, Guarantor or any Affiliate thereof.
Section 2.    Conditions to Effectiveness of Limited Waiver. This Limited Waiver shall become effective as of 11:59 p.m. (EDT) on July 7, 2017 (the “Effective Date”) upon the Buyer Parties having received this Limited Waiver executed and delivered by the parties hereto.
Section 3.    Excluded From Limited Waiver. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Buyer Parties do not waive any right or remedy with respect to, and this Limited Waiver shall immediately be deemed null and void following the occurrence of, any of the following:
(a)    any determination of fraud, willful misrepresentation or lack of good faith committed by any Seller Party or Guarantor, or their respective Affiliates, officers, directors, employees, agents or advisors, as determined by Administrative Agent in its good faith discretion, in each case, in connection with the Restatement, the Specified Periodic Financial Statements, Transaction Documents or this Limited Waiver;

(b)    any Event of Default unrelated to the Restatement or the Specified Periodic Financial Statements; or
(c)    any third party declares a default, or accelerates or commences the exercise of remedies under its lending agreement.
Section 4.    Representations and Warranties. As a material inducement to Buyer Parties to grant this Limited Waiver, each Seller Party and Guarantor each hereby confirm that, after giving effect to the Initial Waivers and this Limited Waiver, as of the date hereof:
(a)     no other breach of the Transaction Documents has occurred and is continuing,
(b)    all representations and warranties set forth in the Transaction Documents are true and correct,
(c)     each of Seller Parties and Guarantor is in compliance with all other terms, covenants and conditions set forth in the Transaction Documents, and
(d)    no third party lender has accelerated or commenced the exercise of remedies under its lending agreement.
Section 5.    Covenants. As a material inducement to Buyer Parties to grant this Limited Waiver, each Seller Party and Guarantor each hereby covenant that:
(a)    if Restated Financial Statements become available prior to the Expiration Date, the Seller Parties shall promptly deliver such Restated Financial Statements to the Administrative Agent;
(b)    Ditech and Guarantor shall immediately notify Administrative Agent if a third party lender either (x) has rejected a written funding request by Ditech and has expressly communicated to Ditech orally or in writing that it will not fund such request with respect to a committed portion of a facility of Ditech or (y) has expressly communicated to Ditech orally or in writing that it will not fund any future funding requests of Ditech with respect to a committed portion of a facility of Ditech (such (x) or (y), a “Ditech Cease Funding Event”);
(c)    RMS and Guarantor shall immediately notify Administrative Agent if a third party lender either (x) has rejected a written funding request by RMS and has expressly communicated to RMS orally or in writing that it will not fund such request with respect to a committed portion of a facility of RMS or (y) has expressly communicated to RMS orally or in writing that it will not fund any future funding requests of RMS with respect to a committed portion of a facility of RMS (such (x) or (y), a “RMS Cease Funding Event”); and
(d)     Seller Parties and Guarantor shall immediately notify Administrative Agent if any waiver is issued or any agreement is entered into with an Agency with respect to the Specified Periodic Financial Statements or the Restatement, including, without limitation, any agreement to post additional collateral.

Section 6.    Weekly Status Calls. The parties hereto acknowledge and agree to have status calls with each other every Thursday until the Expiration Date, or such other date as agreed to by the parties hereto in writing (including via email).
Section 7.    Reservation of Rights. Notwithstanding this Limited Waiver, with respect to which the Buyer Parties do not immediately exercise a remedy pursuant to the Repurchase Agreement, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and such failure of Buyer Parties to exercise a remedy pursuant to the Repurchase Agreement shall not operate as a waiver of any of its respective rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise).
Section 8.    Counterparts. This Limited Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Limited Waiver by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 9.    Applicable Law. THIS LIMITED WAIVER, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS LIMITED WAIVER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
Section 10.    Administrative Agent. The Buyers hereby direct the Administrative Agent to acknowledge and agree to this Limited Waiver.
Section 11.    Headings. The headings of this Limited Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent
By: /s/ Robert Darden
Name: Robert Darden
Title: Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Committed Buyer
By: /s/ Elie Chau
Name: Elie Chau
Title: Authorized Signatory
By: /s/ Michael Eaton
Name: Michael Eaton
Title: Authorized Signatory
ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact
By: /s/ Elie Chau
Name: Elie Chau
Title: Authorized Signatory
By: /s/ Michael Eaton
Name: Michael Eaton
Title: Authorized Signatory

DITECH FINANCIAL LLC, as a Seller Party
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer
REVERSE MORTGAGE SOLUTIONS, INC., as a Seller Party
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: Senior Vice President
RMS REO CS, LLC, as a Seller Party
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: Manager
WALTER INVESTMENT MANAGEMENT CORP., as Guarantor
By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: SVP & Treasurer

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